Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) to which this Exhibit 99.2 is filed as an exhibit and, if not defined in the Form 8-K, the Definitive Proxy Statement.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, and presents the combination of the historical financial information of AMHC and Jasper adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed balance sheet of AMHC as of June 30, 2021 and the historical unaudited condensed balance sheet of Jasper as of June 30, 2021 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited condensed statement of operations of AMHC for the six months ended June 30, 2021 and the historical unaudited condensed statement of operations of Jasper for the six months ended June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of AMHC for the year ended December 31, 2020, as restated, and historical audited statement of operations of Jasper for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, as summarized below, had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the (a) historical audited financial statements of AMHC as of and for the year ended December 31, 2020, as restated, and (b) historical unaudited condensed financial statements of AMHC as of and for the six months ended June 30, 2021;

●	the (a) historical audited financial statements of Jasper as of and for the year ended December 31, 2020 and (b) historical unaudited condensed financial statements of Jasper as of and for the six months ended June 30, 2021; and

●	other information relating to AMHC and Jasper included in the Form 8-K or the Definitive Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth under the sections of the Definitive Proxy Statement entitled “Business Combination Proposal”, “AMHC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Jasper’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 102, 184 and 219 of the Definitive Proxy Statement, respectively.

The unaudited pro forma condensed combined financial statements also reflect the closing of the $100.0 million PIPE Investment and the redemption of an aggregate of 9,262,099 shares of AMHC Class A Common Stock for aggregate payments of $92.7 million.

AMHC and Jasper are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the other events contemplated by the Business Combination Agreement, are referred to herein as New Jasper.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the other events taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of New Jasper. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On September 24, 2021, New Jasper consummated the previously announced Business Combination pursuant to Business Combination Agreement, under the terms of which a wholly-owned subsidiary of AMHC merged with and into Jasper, with Jasper becoming a wholly-owned subsidiary of AMHC, referred to herein as New Jasper, which became a publicly-listed entity. As a result of the Business Combination, New Jasper owns, directly or indirectly, all of the issued and outstanding equity interests of Jasper and the former Jasper equity holders hold a portion of the New Jasper Common Stock.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands, except share and per share amounts)

	AMHC (Historical)	Jasper (Historical)	Transaction Accounting Adjustments (Business Combination)	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$310	$16,757	$100,126	A	$108,416
			(8,377)	B
			(329)	C
			(1,925)	D
			(5,444)	E
			(92,702)	F
			100,000	I
Prepaid income taxes	10	-	-		10
Prepaid expenses and other current assets	103	1,216	-		1,319
Total current assets	423	17,973	91,349		109,745
Marketable securities held in Trust Account	100,126	-	(100,126)	A	-
Property and equipment, net	-	2,832	-		2,832
Operating lease right-of-use assets	-	1,215	-		1,215
Restricted cash	-	345	-		345
Other non-current assets	-	3,726	(3,726)	E	-
Total Assets	100,549	26,091	(12,503)		114,137

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	329	4,612	(329)	C	1,943
			(2,669)	E
Current portion of operating lease liabilities	-	424			424
Accrued expenses and other current liabilities	-	4,117	(388)	E	3,729
Total current liabilities	329	9,153	(3,386)		6,096
Deferred underwriting fee payable	3,500	-	(3,500)	D	-
Non-current portion of operating lease liabilities	-	2,642	-		2,642
Warrant liability	10,430	-	(4,680)	J	5,750
Earnout liability	-	-	8,599	K	8,599
Other non-current liabilities	-	648	-		648
Total liabilities	14,259	12,443	(2,967)		23,735
Commitments and contingencies
AMHC Class A common stock subject to possible redemption, 8,129,010 shares as of June 30, 2021 (at $10.00 per share)	81,290	-	(81,290)	F	-
Jasper redeemable convertible preferred stock: $0.001 par value — 69,136,757 shares authorized and 69,136,742 shares issued and outstanding as of June 30, 2021, liquidation value $51,915 as of June 30, 2021	-	66,249	(66,249)	G	-
Stockholder’s Equity (Deficit)
AMHC Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	-	-	-		-
New Jasper Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-	-		-
New Jasper Common Stock - Voting: $0.0001 par value - 490,000,000 shares authorized and 36,520,288 shares to be issued and outstanding as of June 30, 2021	-	-	1	I	4
			3	L
			-	M
New Jasper Common Stock - Nonvoting: $0.0001 par value - 2,000,000 shares authorized and 1,296,022 shares to be issued and outstanding as of June 30, 2021	-	-	-	L	-
Jasper Common Stock: $0.001 par value — 177,841,414 shares authorized and 10,160,967 shares issued and outstanding as of June 30, 2021	-	10	69	G	-
			(79)	L
AMHC Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,870,990 issued and outstanding as of June 30, 2021	-	-	-	F	-
			-	H
			-	M
AMHC Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,500,000 issued and outstanding as of June 30, 2021	-	-	-	H	-
Additional paid-in capital	10,148	2,370	(8,377)	B	145,379
			1,575	D
			(6,113)	E
			(11,412)	F
			66,180	G
			99,999	I
			4,680	J
			(8,599)	K
			76	L
			(5,148)	N
Accumulated deficit	(5,148)	(54,981)	5,148	N	(54,981)
Total stockholders’ Equity (Deficit)	5,000	(52,601)	138,003		90,402
Total liabilities, Class A common stock subject to redemption, redeemable convertible preferred stock and stockholders’ equity (deficit)	$100,549	$26,091	$(12,503)		$114,137

UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share amounts)

	AMHC (Historical)	Jasper (Historical)	Transaction Accounting Adjustments (Business Combination)	Notes	Pro Forma Combined
Operating expenses:
Research and development	$-	$9,576	$-		$9,576
General and administrative	776	5,096	-		5,872
Total operating expenses	776	14,672	-		15,448
Loss from operations	(776)	(14,672)	-		(15,448)
Interest and other (expense) income, net		5	-		5
Interest earned on marketable securities held in Trust Account	5	-	(5)	AA	-
Change in fair value of warrant liability	2,700	-	(1,200)	CC	1,500
Change in fair value of derivative liability	-	(3,501)	3,501	DD	-
Total other income (expense), net	2,705	(3,496)	2,296		1,505
Provision for income taxes	-	-	-		-
Net loss and comprehensive loss	$1,929	$(18,168)	$2,296		$(13,943)
Net loss per share attributable to common stockholders, basic and diluted		$(2.51)			$(0.39)
Weighted average shares outstanding of Common Stock		7,235,862			36,154,492
Earnings Allocable to Redeemable Class A Common Stock (Redeemable Net Earnings)	$-
Weighted average shares outstanding of Class A Common Stock	10,000,000
Basic and diluted net loss per share- Class A	$-
Net (Loss) Income minus Redeemable Net Earnings (Non-Redeemable Net Loss)	1,929
Weighted average shares outstanding of Class B Common Stock	2,500,000
Basic and diluted net loss per share- Class B	$0.77

UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	AMHC (Historical) (as Restated)	Jasper (Historical)	Transaction Accounting Adjustments (Business Combination)	Notes	Pro Forma Combined
Operating expenses:
Research and development	$-	$15,883	$-		$15,883
General and administrative	935	4,800	-		5,735
Total operating expenses	935	20,683	-		21,618
Loss from operations	(935)	(20,683)	-		(21,618)
Interest and other (expense) income, net	-	(111)	-		(111)
Interest earned on marketable securities held in Trust Account	383	-	(383)	AA	-
Change in fair value of warrant liability	(5,890)	-	2,640	CC	(3,250)
Change in fair value of derivative liability	-	(10,875)	10,875	DD	-
Total other income (expense), net	(5,507)	(10,986)	13,132		(3,361)
(Loss) income before provision for income taxes	(6,442)	(31,669)	13,132		(24,979)
Provision for income taxes	(39)	-	39	BB	-
Net loss and comprehensive loss	$(6,481)	$(31,669)	$13,171		$(24,979)
Net loss per share attributable to common stockholders, basic and diluted		$(5.17)			$(0.69)
Weighted average shares outstanding of Common Stock		6,125,897			36,154,492
Earnings Allocable to Redeemable Class A Common Stock (Redeemable Net Earnings)	$145
Weighted average shares outstanding of Class A Common Stock	10,000,000
Basic and diluted net loss per share- Class A	$0.01
Net (Loss) Income minus Redeemable Net Earnings (Non-Redeemable Net Loss)	$(6,625)
Weighted average shares outstanding of Class B Common Stock	2,500,000
Basic and diluted net loss per share- Class B	$(2.65)

Note 1 — Description of the Business Combination

On September 24, 2021, New Jasper consummated the previously announced Business Combination pursuant to the Business Combination Agreement. Pursuant to the Business Combination Agreement, Merger Sub, a wholly owned subsidiary of AMHC, merged with and into Jasper, with Jasper being the surviving entity. Jasper became a wholly owned subsidiary of AMHC and AMHC was immediately renamed to “Jasper Therapeutics, Inc.”. The Business Combination consideration received by former stockholders of Jasper at the Closing of the Business Combination pursuant to the Business Combination Agreement had an agreed upon value of $275.0 million (the “Equity Value”). Pursuant to the Business Combination Agreement, Transaction Share Consideration means a number of AMHC Shares equal to (a) Jasper’s Equity Value, divided by (b) the AMHC Share Value, or $10.00. New Jasper Common Stock is comprised of New Jasper Voting Common Stock and New Jasper Non-Voting Common Stock. The former stockholders of Jasper, including holders of common stock, founders’ unvested restricted common stock, preferred stock and stock options, received a deemed value of $10.00 per share after giving effect to the Exchange Ratio of 0.2823780 at the Closing.

The Business Combination occurred in the following steps as contemplated by the Business Combination Agreement:

●	the conversion of all outstanding shares of Jasper Series A-1 redeemable convertible preferred stock into shares of Jasper Class A Common Stock at the one-to-one conversion ratio, pursuant to the consent of the majority of Jasper Series A-1 Stockholders, immediately prior to the Closing of the Business Combination;

●	the cancellation of each issued and outstanding share of Jasper Class A Common Stock (including shares of Jasper Class A Common Stock resulting from the conversion of Jasper’s Series A-1 redeemable convertible preferred stock) and the conversion into the right to receive a number of shares New Jasper Voting Common Stock or New Jasper Non-Voting Common Stock at the Exchange Ratio as set forth in the Allocation Schedule;

●	the conversion of all outstanding shares of Jasper Series A-2 redeemable convertible preferred stock into shares of New Jasper Voting Common stock, which was calculated as 8% of the Equity Value divided by $10.00 per share or 2,200,000 shares of New Jasper Voting Common Stock;

●	the conversion of all outstanding Jasper Class A Common Stock options into options exercisable for shares of New Jasper Voting Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which will be adjusted at the Exchange Ratio as set forth in the Allocation Schedule. The conversion of Jasper options did not have an impact on the pro-forma condensed combined unaudited financial statements;

●	the conversion of all outstanding shares of Jasper’s founders’ unvested Jasper Class A Common Stock into restricted common stock shares of New Jasper Voting Common Stock based on the Exchange Ratio as set forth in the Allocation Schedule, which shares continue to be governed by the same terms and conditions (including vesting and repurchase terms) effective immediately prior to the Closing of the Business Combination;

●	the redemption of an aggregate of 9,262,099 shares of AMHC Class A Common Stock at a price of $10.0088193 per share for aggregate payments of $92.7 million prior to the Closing and the conversion of 737,901 remaining outstanding shares of AMHC Class A Common Stock shares into New Jasper Voting Common Stock

●	the conversion of all outstanding shares of AMHC Class A Common Stock and AMHC Public Warrants into New Jasper Voting Common Stock and New Jasper Public Voting Common Stock Warrants and the cancellation of the outstanding AMHC Private Placement Warrants;

●	the forfeiture of 200,000 shares of AMHC Class B Common Stock by the Sponsor immediately prior to the Closing and the conversion of 2,300,000 outstanding shares of AMHC Class B Common Stock held by the Sponsor into 2,300,000 shares of AMHC Class A Common Stock, which were then converted into New Jasper Voting Common Stock, and the placement of 1,050,000 of these shares of New Jasper Voting Common Stock in escrow pursuant to the Sponsor Support Agreement, as a amended, of which:

●	250,000 shares placed in escrow are restricted subject to certain vesting conditions and will be released if, during the period from and after the Closing until the third anniversary of the Closing (the “Earnout Period”), over 20 trading days within any 30 day consecutive trading day period, the volume-weighted average purchase price of the New Jasper Voting Common Stock (the “Applicable VWAP”) is greater than or equal to $11.50;

●	500,000 shares placed in escrow are restricted subject to certain vesting conditions and will be released if, during the Earnout Period, over 20 trading days within any 30 day consecutive trading day period, the Applicable VWAP is greater than or equal to $15.00 and

●	300,000 shares placed in escrow are restricted subject to certain vesting conditions and will be released if, during the Earnout Period, over 20 trading days within any 30 day consecutive trading day period, the Applicable VWAP is greater than or equal to $18.00.

Other Events in Connection with the Business Combination

In connection with the Business Combination, AMHC issued and sold to the PIPE Investors an aggregate of 10,000,000 shares of AMHC Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $100,000,000. The 10,000,000 shares of AMHC Class A Common Stock were subsequently converted into 10,000,000 shares of New Jasper Voting Common Stock at the Closing.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination, pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AMHC will be treated as the acquired company and Jasper will be treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Jasper will represent a continuation of the financial statements of Jasper, with the Business Combination treated as the equivalent of Jasper issuing stock for the net assets of AMHC, accompanied by a recapitalization. The net assets of AMHC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Jasper.

Jasper has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	Jasper’s existing stockholders have a majority of the voting power in New Jasper;

●	the New Jasper Board consists of six directors, five of whom were designated by Jasper and one of whom was designated by AMHC;

●	Jasper’s existing senior management team comprises the senior management of New Jasper; and

●	Jasper’s operations prior to the Business Combination comprise the ongoing operations of New Jasper.

The following summarizes the number of shares of New Jasper Common Stock outstanding following the consummation of the Business Combination and the PIPE Investment:

Shareholder (shares outstanding as of September 24, 2021):	Shares	%

Former AMHC Class A shareholders (1)	737,901	2.0%
PIPE Investors (2)	10,000,000	26.4%
AMHC Sponsor Promote (3)	2,300,000	6.1%
Former Jasper Stockholder (4)	1,296,022	3.4%
Former Jasper Stockholders (5)	23,482,387	62.1%
Total	37,816,310	100.0%

(1)	Amount excludes warrants to purchase 5,000,000 shares of New Jasper Voting Common Stock that are outstanding post-Closing of the Business Combination.

(2)	Amount includes 2,715,000 shares of New Jasper Voting Common Stock purchased by former stockholders of Jasper and 2,835,000 shares of New Jasper Voting Common Stock purchased by the Sponsor and certain of AMHC’s officers and directors.

(3)	Effective as of immediately prior to the Closing, the Sponsor forfeited 200,000 shares of Class B Common Stock. All of the shares of AMHC Class B Common Stock were then converted into shares of the AMHC Class A Common Stock and then into 2,300,000 shares of New Jasper Voting Common Stock at the Closing. Amount includes 250,000 shares of New Jasper Voting Common Stock subject to forfeiture if the Applicable VWAP per share of New Jasper Voting Common Stock does not achieve $11.50 for twenty trading days within any thirty consecutive trading day period during the Earnout Period, 500,000 shares of New Jasper Voting Common Stock subject to forfeiture if the Applicable VWAP per share of New Jasper Voting Common Stock does not achieve $15.00 for twenty trading days within any thirty consecutive trading day period during the Earnout Period and an additional 300,000 shares of New Jasper Voting Common Stock subject to forfeiture if the Applicable VWAP per share of New Jasper Voting Common Stock does not achieve $18.00 for twenty trading days within any thirty consecutive trading day period during the Earnout Period.

(4)	Amount represents 1,296,022 shares of New Jasper Non-Voting Common Stock issued to one of Jasper’s former stockholders.

(5)	Amount includes 611,818 shares of New Jasper Voting Common Stock subject to repurchase related to the conversion of all outstanding shares of Jasper’s founders’ unvested common stock; 2,200,000 shares of New Jasper Voting Common Stock issued to Jasper’s Series A-2 Stockholder; and excludes New Jasper options to purchase 2,721,557 shares of New Jasper Voting Common Stock.

The following table illustrates the conversion of Jasper Common Stock, Jasper Series A-1 Preferred Stock and Jasper Series A-2 Preferred Stock into New Jasper Common Stock. Immediately prior to the Closing of the Business Combination, all outstanding shares of Jasper Series A-1 Preferred Stock were converted into Jasper Common Stock at a one-to-one conversion ratio, and all shares of Jasper Common Stock were then converted into New Jasper Common Stock at the Exchange Ratio. Jasper’s Series A-2 Stockholder received 8% of the Equity Value of $275.0 million, or 2,200,000 shares of New Jasper Common Stock.

Jasper Former Stockholders Conversion (shares outstanding as of September 22, 2021):	Jasper Shares	New Jasper Shares	Exchange Ratio
Common Stock Shares	10,821,500	3,055,749	0.2823780
Series A-1 Preferred Stock Shares	69,136,642	19,522,660	0.2823780
Series A-2 Preferred Stock Shares (1)	100	2,200,000	8% of Equity Value
	79,958,242	24,778,409
Less: Former Jasper Stockholder (non-voting shares)		(1,296,022)	0.2823780
Former Jasper Stockholders		23,482,387

(1)	Calculated as 8% of the Equity Value of $275,000,000 divided by $10.00 per share, or 2,200,000 shares of New Jasper Voting Common Stock.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of New Jasper upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would be achieved when the accounting for the Business Combination is finalized. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Jasper following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. AMHC and Jasper did not have any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheets as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. The unaudited pro forma condensed combined balance sheets also reflect the closing of the $100.0 million PIPE Investment and the redemption of an aggregate of 9,262,099 AMHC Class A Common Stock for aggregate payments of $92.7 million.

The AMHC Public Warrants have been reported as liability-classified instruments that will be subsequently re-measured at fair value in future reporting periods, with changes in fair value recognized in earnings. The Sponsor Earnout Shares issued pursuant to the Sponsor Support Agreement, as amended, have been reported as liability-classified. The final accounting of the Business Combination, including Public Warrants and Sponsor Earnout Shares, will be finalized by New Jasper and reported in the first reporting period following the Closing.

Note 3 — Pro Forma Adjustments

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 are as follows:

A.	Reflects the liquidation and reclassification of investments held in the Trust Account to cash and cash equivalents that became available for general use by New Jasper following the Closing.

B.	Represents estimated direct and incremental transaction costs of $8.4 million incurred by AMHC prior to, or concurrent with the Closing that were cash settled upon Closing in accordance with the Business Combination Agreement, excluding the $1.925 million of deferred underwriting fees related to the Initial Public Offering as described in adjustment note D below.

C.	Reflects the payment of AMHC’s accounts payable outstanding immediately prior to the Closing.

D.	Reflects the payment of $1.925 million and the forgiveness of $1.575 million of deferred underwriting fees incurred during the Initial Public Offering upon the Closing. $1.575 million was forgiven based on negotiation with the underwriters.

E.	Represents estimated direct and incremental transaction costs of $6.1 million incurred by Jasper prior to, or concurrent with, the Closing. Business Combination costs include legal, accounting, financial advisory and other professional fees related to the Business Combination.

F.	Represents the redemption of 9,262,099 shares of AMHC Class A Common Stock for aggregate payments of $92.7 million prior to the Closing and the conversion of the 737,901 remaining outstanding shares of Class A Common Stock shares into an equivalent number of shares of New Jasper Voting Common Stock.

G.	Reflects the conversion of outstanding shares of Jasper Series A-1 redeemable convertible preferred stock into Jasper Class A Common Stock on a one-to-one basis.

H.	Reflects the forfeiture by the Sponsor of 200,000 shares of Class B Common Stock immediately prior to the Closing and the conversion of 2,300,000 shares of AMHC Class B Common Stock into AMHC Class A Common Stock upon the Closing.

I.	Reflects the proceeds of $100.0 million from the issuance and sale of 10,000,000 shares of AMHC Class A Common Stock at $10.00 per share pursuant to the Subscription Agreements entered into in connection with the PIPE Investment.

J.	Reflects the cancellation and forfeiture of the Private Placement Warrants effective on the Closing.

K.	Reflects the estimated fair value of 1,050,000 Sponsor Earnout Shares placed in escrow effective on the Closing (See Note 5 for details).

L.	Represents the recapitalization of Jasper Class A Common Stock shares and Series A-2 redeemable convertible preferred stock shares into New Jasper Voting and Non-Voting Common Stock shares and recording of new additional paid-in capital. Outstanding shares of Jasper’s Series A-2 redeemable convertible preferred stock convert directly into 2,200,000 shares of New Jasper Voting Common Stock, or 8% of the Equity Value.

M.	Represents the conversion of AMHC Class A Common Stock into an equivalent number of shares of New Jasper Voting Common Stock.

N.	Reflects the elimination of AMHC’s historical accumulated deficit.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2021 and for the Year Ended December 31, 2020 are as follows:

AA.	Represents the elimination of investment income related to the investments held in the Trust Account.

BB.	Represents the income tax impact of the elimination of investment income related to the investments held in the Trust Account using a 10% effective income tax rate, which reflects the rate used by AMHC in its historical financial statements.

CC.	Represents the elimination of the change in fair value of the warrant liability associated with the Private Placement Warrants of $1.2 million gain and $2.6 million loss for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively.

DD.	Represents the elimination of the change in Jasper’s fair value of the derivative tranche liability of $3.5 million and $10.9 million for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively. Assumes the tranche was exercised and Series A-1 preferred stock shares were issued as of January 1, 2020.

Note 4 — Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other events, assuming such additional shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented. The shares of AMHC Class A Common Stock redeemed by Public Stockholders are eliminated as of January 1, 2020.

	Year Ended December 31, 2020	Six Months Ended June 30, 2021

Pro forma net loss	$(24,979)	$(13,943)
Basic weighted average shares outstanding	36,154,492	36,154,492
Pro forma net loss per share - Basic and Diluted	$(0.69)	$(0.39)

Weighted average shares outstanding- basic and diluted
Former AMHC Class A Stockholders	737,901	737,901
Former AMHC Sponsor Class B Stockholders (1)	1,250,000	1,250,000
PIPE Investors	10,000,000	10,000,000
Former Jasper Stockholders (2)	24,166,591	24,166,591
Totals	36,154,492	36,154,492

(1)	Amount excludes 250,000 shares of New Jasper Voting Common Stock subject to forfeiture if the Applicable VWAP per share of New Jasper Voting Common Stock does not achieve $11.50 during the Earnout Period, excludes 500,000 shares of New Jasper Voting Common Stock subject to forfeiture if the Applicable VWAP per share of New Jasper Voting Common Stock does not achieve $15.00 during the Earnout Period and also excludes 300,000 shares of New Jasper Voting Common Stock subject to forfeiture if the Applicable VWAP per share of New Jasper Voting Common Stock does not achieve $18.00 during the Earnout Period.

(2)	Amount excludes 611,818 shares of New Jasper Voting Common Stock subject to repurchase related to the conversion of all outstanding shares of Jasper’s founders’ unvested restricted common stock.

Note 5 — Earnout Shares

The Sponsor Earnout Shares, which were deposited into escrow and which may be contingently released back to the Sponsor are expected to be accounted for as liability financial instruments that are earned upon achieving the triggering events, which include events that are not indexed to the New Jasper Voting Common Stock, which precludes it to be an equity-classified instrument. Liability classified instruments were recognized at fair value upon the Closing and will be subsequently re-measured at fair value in future reporting periods, with changes in fair value recognized in earnings. The estimated fair value of the Sponsor Earnout Shares is $8.6 million at the Closing.

The estimated fair value of the Sponsor Earnout Shares was determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a daily basis over the three-year Earnout Period. The preliminary estimated fair values of Sponsor Earnout Shares were determined using the most reliable information available. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: the starting AMHC stock price of $9.94 per share was set as the deemed value for New Jasper Common Stock.

Expected volatility: the volatility rate of 75.0% was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the three-year expected term of the awards.

Risk-free interest rate: The risk-free interest rate of 0.50% was based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected three-year term of the Earnout Period.

Expected term: The expected term is the three-year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as New Jasper has never declared or paid cash dividends and have no current plans to do so during the expected term.

The actual fair value of Sponsor Earnout Shares is subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing Date.

The vesting and issuance of the Sponsor Earnout Shares would dilute all New Jasper Common Stock outstanding at that time. Based on the actual capital structure as of the Closing, the 250,000 shares, 500,000 shares and 300,000 shares of New Jasper Voting Common Stock issued in connection with each earnout triggering event would represent approximately 0.7%, 1.3% and 0.8% of shares outstanding, respectively.